CERTIFIED RESOLUTIONS


     The undersigned hereby certifies that he is the duly elected Secretary of The Berwyn Funds (the "Trust") and that the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, adopted the following resolutions, at a meeting at which a quorum was present, on April 20, 2006:

        RESOLVED, that it is the finding of the Trustees at this meeting that the fidelity bond written by Columbia Casualty Company (the Bond") in the aggregate amount of $750,000 covering, among others, officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolios; and

        FURTHER RESOLVED, that the Bond be, and it hereby is, approved and ratified by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and

        FURTHER RESOLVED, that the amount of the premium to be paid under the Bond be, and it hereby is, approved and ratified by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and

        FURTHER RESOLVED, that the appropriate officers of the Trust be, and they hereby are, authorized and directed to take such other action as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder; and

        FURTHER RESOLVED, that John F. Splain, Secretary of the Trust, shall file the Bond with the Commission and give all notices required under paragraph (g) of the Rule.



Witness my hand this 7th day of March, 2007.


                                            /s/ John F. Splain
                                            ----------------------------
                                            John F. Splain
                                            Secretary